As filed with the Securities and Exchange Commission on April 16, 1997
 			                                                		Registration No. 333-

                       SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549
                                ______________

                                   FORM S-8
                            REGISTRATION STATEMENT
                                     Under
                          The Securities Act of 1933
                                ______________

                           OTTER TAIL POWER COMPANY
              (Exact name of registrant as specified in its charter)

             	Minnesota	                                41-0462685
	    (State or other jurisdiction	                    (I.R.S. Employer
  	of incorporation or organization)	                Identification No.)

      	215 South Cascade Street
              	Box 496
       	Fergus Falls, Minnesota 	                         56538-0496
	           (218) 739-8200	                               (Zip Code)

	(Address, including zip code, and telephone number, of principal executive offices)


                            OTTER TAIL POWER COMPANY
                          EMPLOYEE STOCK OWNERSHIP PLAN
                            (Full Title of the Plan)

                                 A. E. ANDERSON
                            Vice President, Finance
                            215 South Cascade Street
                                     Box 496
                      Fergus Falls, Minnesota 56538-0496
                   (Name and address of agent for service)
                                  (218) 739-8200
        (Telephone number, including area code, of agent for service)



                                   ______________



                           CALCULATION OF REGISTRATION FEE


	                              		 Proposed
	    Title of	       Amount	      maximum	    Proposed maximum	   Amount of
   	securities	      to be     offering price	aggregate offering	registration
	to be registered	 registered  per share (1)     price (1)           fee

 Common Shares	  	250,000 shares	 $32.875	      $8,218,750	       $2,490.53
      	($5 par value)

(1) Estimated solely for the purpose of calculating the registration fee. Pursuant to Rule 457(h)(1), the proposed maximum offering price per share and the proposed maximum aggregate offering price are based upon the average of the high and low sales prices of the Common Shares on April 10, 1997, as reported on the NASDAQ National Market System.


                                 PART II.

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.  Incorporation of Documents by Reference.

       		The following documents that have been filed by Otter Tail Power Company (the "Company") with the Securities and Exchange Commission are incorporated by reference in this Registration Statement, as of their respective dates:

       		(a) the Company's Annual Report on Form 10-K for the year ended December 31, 1996;

       		(b) the description of the Company's Common Stock contained in any registration statement or report filed under the Securities Exchange Act of 1934, as amended (the "Exchange Act").

       		All documents filed by the Company pursuant to Section 13(a), 13(c),
14 and 15(d) of the Exchange Act, subsequent to the date hereof and prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part hereof from the respective dates of filing of such documents.

Item 4.  Description of Securities.

       		Not applicable.

Item 5.  Interests of Named Experts and Counsel.

       		Not applicable

Item 6.  Indemnification of Directors and Officers

       		Minnesota Statutes Section 302A.521 contains detailed provisions for indemnification of directors and officers of domestic or foreign corporations under certain circumstances and subject to certain limitations.

       		Article VIII of the Bylaws of the Company contains provisions for indemnification of its directors and officers consistent with the provisions of Minnesota Statutes, Section 302A.521.

       		Article X of the Company's Restated Articles of Incorporation provides that a director shall not be liable to the Company or its shareholders for monetary damages for a breach of fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to the Company or its shareholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Sections 302A.559 or 80A.23 of the Minnesota Statutes, (iv) for any transaction for which the director derived an improper personal benefit, or (v) for any act or omission occurring prior to the date when said
Article X became effective.

       		The Company has obtained insurance policies indemnifying the Company and the Company's directors and officers against certain civil liabilities and related expenses.

Item 8.  Exhibits

                     Previously Filed

Number     File No.      	Exhibit No.    Description

4-A	    10-K for year ended   3-A    Restated Articles of Incorporation, as
	       12/31/96                     amended (including resolutions
                                     creating outstanding series of
                                     Cumulative Preferred Shares).

4-B	    33-46071              4-B    Bylaws, as amended through April
                                     11, 1988.

4-C	    Form 8-A              1      Rights Agreement dated as of January 27,
       	(filed 1/28/97)              1997, between the Company and
                                     Norwest Bank Minnesota, National
                                     Association, as Rights Agent.

5-A                                  Opinion and consent of Dorsey &
                                     Whitney LLP.

23-A-1                               Consent of Deloitte & Touche LLP.

23-A-2                               Consent of Dorsey & Whitney LLP
                                     (included in Exhibit 5-A).

24-A                                 Power of Attorney.


The Company has submitted or will submit the Plan and any amendments thereto to the Internal Revenue Service ("IRS") in a timely manner and has made or will make all changes required by the IRS in order to qualify the Plan under ERISA.

Item 9.  Undertakings

       		The undersigned registrant hereby undertakes:

       	(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

         		(a) To include any prospectus required by section 10(a)(3) of the Securities Act of 1993;

         		(b) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which,
               individually or in the aggregate, represent a fundamental
               change in the information set forth in this Registration
               Statement.  Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total
               dollar value of securities would not exceed that which was registered) and any deviation from the low or high end of
               the estimated maximum offering range may be reflected in the form of prospectus filed with the Securities and Exchange
               Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20%
               change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective
               Registration Statement.

          	(c) To include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change in the information set forth in this Registration Statement;

               provided, however, that paragraphs (1)(a) and (1)(b) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this Registration Statement.

       	(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

       	(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

       		The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

       		Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or other controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                              SIGNATURES

    	Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Fergus Falls, State of Minnesota, on April 14, 1997.

                              				OTTER TAIL POWER COMPANY

                              				By    /s/ A. E. Anderson
                                        A. E. Anderson
                                        Vice President, Finance and Treasurer

   	Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed on April 14, 1997 by the following persons in the capacities indicated:

     	Signature		                                  	Title

/s/ John C. MacFarlane		       Chairman, President and Chief Executive Officer
	John C. MacFarlane		                    (principal executive officer)
                                               			and Director

/s/ A. E. Anderson		                Vice President, Finance and Treasurer
	A. E. Anderson		                       (principal financial officer)

/s/ Jeffrey J. Legge		                             Controller
	Jeffrey J. Legge		                      (principal accounting officer)

	     *		                                           Director
	Thomas M. Brown

     	*	                                           	Director
	Dayle Dietz

     	*	                                           	Director
	Dennis R. Emmen

                                                    Director
	Maynard D. Helgaas

     	*	                                           	Director
	Arvid R. Liebe

     	*                                           		Director
	Kenneth L. Nelson

     	*                                           		Director
	Nathan I. Partain

     	*                                           		Director
	Robert N. Spolum

*By  /s/ A.E. Anderson
	A. E. Anderson
	Pro Se and
	Attorney-in-Fact



                               EXHIBIT INDEX TO
                                   FORM S-8


                            OTTER TAIL POWER COMPANY



	Exhibit		                                                 Page No.

	4-A      Restated Articles of Incorporation, as	          Previously filed
	         amended (including resolutions creating
          outstanding series of Cumulative Preferred
		        Shares)

	4-B      Bylaws, as amended through April 11, 1988	        Previously filed

	4-C      Rights Agreement dated as of January 27,	         Previously filed
          1997, between the Company and Norwest
          Bank Minnesota, National Association,
          as Rights Agent

	5-A      Opinion of Dorsey & Whitney LLP

	23-A-1   Consent of Deloitte & Touche LLP

	23-A-2   Consent of Dorsey & Whitney LLP
          (included in Exhibit 5-A)

	24       Power of Attorney